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                                                                    EXHIBIT (11)

                          BETHLEHEM STEEL CORPORATION

             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

      (dollars in millions and shares in thousands, except per share data)

       THREE MONTHS                                                                  NINE MONTHS
    ENDED SEPTEMBER 30                                                            ENDED SEPTEMBER 30
    ------------------                                                            ------------------
      1994       1993          PRIMARY EARNINGS PER SHARE                           1994       1993
    -------    -------         --------------------------                         -------     ------

      $10.3      $30.7     NET INCOME (LOSS)                                        $49.2     ($23.7)
                           LESS DIVIDEND REQUIREMENTS:
       (2.5)      (2.5)       $2.50 Preferred Dividend                               (7.5)      (7.5)
       (3.1)      (3.1)       $5.00 Preferred Dividend                               (9.3)      (9.4)
       (4.5)      (4.5)       $3.50 Preferred Dividend                              (13.5)     (10.3)
       (0.7)      (0.5)       5% Preference Dividend                                 (2.1)      (1.8)
    -------    -------                                                            -------     ------
                                TOTAL PREFERRED AND PREFERENCE
      (10.8)     (10.6)           DIVIDEND                                          (32.4)     (29.0)
    -------    -------                                                            -------     ------
                           NET INCOME (LOSS) APPLICABLE
      ($0.5)     $20.1        TO COMMON STOCK                                       $16.8     ($52.7)
    =======    =======                                                            =======     ======
                           AVERAGE SHARES OF COMMON STOCK AND
                           EQUIVALENTS OUTSTANDING:
    109,462     91,099        Common Stock                                        104,483     90,804
        250          4        Stock Options                                           256         *
    -------    -------                                                            -------     ------
    109,712     91,103                TOTAL                                       104,739     90,804
    =======    =======                                                            =======     ======

      $0.00      $0.22     PRIMARY EARNINGS PER SHARE                               $0.16     ($0.58)
    =======    =======                                                            =======     ======

                              FULLY DILUTED EARNINGS PER SHARE
                              --------------------------------

      $10.3      $30.7     NET INCOME (LOSS)                                        $49.2     ($23.7)
                           LESS DIVIDEND REQUIREMENTS:
       (2.5)      (2.5)       $2.50 Preferred Dividend                               (7.5)      (7.5)
       (3.1)      (3.1)       $5.00 Preferred Dividend                               (9.3)      (9.4)
       (4.5)      (4.5)       $3.50 Preferred Dividend                              (13.5)     (10.3)
       (0.7)      (0.5)       5% Preference Dividend                                 (2.1)      (1.8)
    -------    -------                                                            -------     ------
                           NET INCOME (LOSS) APPLICABLE
      ($0.5)     $20.1        TO COMMON STOCK                                       $16.8     ($52.7)
    =======    =======                                                            =======     ======

                           AVERAGE SHARES OF COMMON STOCK AND EQUIVALENTS AND
                           OTHER POTENTIALLY DILUTIVE SECURITIES OUTSTANDING:
    109,462     91,099        Common Stock                                        104,483     90,804
        250          4        Stock Options                                           256         *
         *          *         $2.50 Preferred Stock                                    *          *
         *          *         $5.00 Preferred Stock                                    *          *
         *          *         $3.50 Preferred Stock                                    *          *
         *          *         5% Preference Stock                                      *          *
    -------    -------                                                            -------     ------
    109,712     91,103                TOTAL                                       104,739     90,804
    =======    =======                                                            =======     ======

      $0.00      $0.22     FULLY DILUTED EARNINGS PER SHARE                         $0.16     ($0.58)
    =======    =======                                                            =======     ======
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    *  ANTIDILUTIVE